Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	LAURA SOLL, PUBLIC RELATIONS (860) 688-4499 or (860) 833-4466 cell
ROCKVILLE FINANCIAL, INC. ANNOUNCES THIRD DIVIDEND
ROCKVILLE, CONN., FEBRUARY 14, 2007 — Rockville Financial, Inc. (NASDAQ Global Select Market “RCKB”), the parent of Rockville Bank, announced its third dividend since becoming a public company in Spring 2005. The dividend, in the amount of $0.04 per share, will be payable on March 5, 2007 to shareholders of record as of the close of business on
February 26, 2007.
“We are happy to announce our third cash dividend to shareholders,” stated William J. McGurk, President and Chief Executive Officer of Rockville Bank. “We continue to enjoy solid growth because of our customers, businesses, employees, governance, communities, shareholders and others. We are committed to remaining independent and will pursue opportunities to enhance our future financial performance. Our focus on superior customer service remains our top priority.”
Rockville Bank is an 18-branch community bank serving Tolland and Hartford counties, providing a convenient banking lifestyle for Coventry, East Hartford, East Windsor, Ellington, Enfield, Glastonbury, Manchester, Rockville, Somers, South Glastonbury, South Windsor, Suffield, Vernon and seven days a week in Tolland, with four supermarket locations open seven days a week. For more information about Rockville Bank’s services and products, call (860) 291-3600 or visit www.rockvillebank.com